                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                       _________________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 June 23, 2000
                                 -------------
               Date of Report (Date of earliest event reported)


                              VIALOG CORPORATION
                              ------------------
              (Exact name of registrant as specified in charter)


Massachusetts                       001-15527                     04-3305282
--------------------------------------------------------------------------------
(State or other                  (Commission File               (IRS Employer
 jurisdiction of                     Number)                 Identification No.)
 incorporation)


                                32 Crosby Drive
                               Bedford, MA 01730
                             ---------------------
                   (Address of principal executive offices)


                                (978) 975-3700
                                --------------
              Registrant's telephone number, including area code


                   33 New England Business Center, Suite 160
                               Andover, MA 01810
                               -----------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events
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     Vialog Corporation (the "Company") has distributed a Second Supplement (the
"June 23 Supplement") to the Supplemented Offering Memorandum and Solicitation Document dated May 24, 2000 (the "Supplemented Offering Memorandum"), relating to the Company's exchange offer (the "Exchange Offer") for all of its outstanding $75,000,000 12 3/4% Series B Senior Notes due November 15, 2001 (the "Senior Notes"). The purpose of the June 23 Supplement is to inform offerees that the Company has extended the expiration date and withdrawal termination date of the Exchange Offer until 5:00 p.m., New York City time, on July 31,
2000. The Exchange Offer was previously scheduled to expire at 5:00 p.m., New York City time, on June 22, 2000. The June 23 Supplement also provides offerees with additional information regarding our proposed $75 million new senior secured term loan and revolving credit facility (the "New Credit Facility"). As previously announced, the Company had originally received a joint commitment letter from two financial institutions relating to the New Credit Facility. However, due to current conditions in the credit market, these institutions informed us this week that they would use their best efforts to complete the financing. If the Company is unable to obtain the necessary financing, it will not be able to complete the Exchange Offer. The June 23 Supplement also extends the date by which the Exchange Offer must be completed until September 30, 2000. The original completion date was July 15, 2000. Pursuant to the Exchange Offer, the Company is offering an aggregate of $58,500,000 in cash and an aggregate of 165,000 newly issued shares of a new class of convertible preferred stock, par value $0.01 per share, stated value $100.00 (the "Preferred Stock"), for all of the Company's outstanding Senior Notes. The Preferred Stock will be convertible into shares of common stock, $0.01 par value per share, of the Company. The Exchange Offer is subject to certain conditions, including: (a) the valid tender of at least 95% of the principal amount of the Senior Notes; and (b) the availability of at least $75 million of new bank financing on the effective date of the Exchange Offer.

     A copy of the June 23 Supplement is attached as an exhibit to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
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           (c) Exhibits

               99.1 Second Supplement to the Supplemented Offering Memorandum and Solicitation Document, dated June 23, 2000

               99.2 Press Release dated June 23, 2000 regarding the New Credit Facility.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 VIALOG CORPORATION

                                 By: /s/ Michael E. Savage
                                     -------------------------------
                                     Michael E. Savage
                                     Senior Vice President and Chief
                                     Financial Officer



Dated: June 29, 2000